News Release

	Contacts:	Matt Assiff, SVP & CFO
Copano Energy, L.L.C.
713-621-9547
FOR IMMEDIATE RELEASE
Ken Dennard / ksdennard@drg-e.com
Jack Lascar / jlascar@drg-e.com
DRG&E / 713-529-6600
COPANO ENERGY EXPANDS COMMODITY HEDGING PORTFOLIO
     HOUSTON — June 20, 2007 — Copano Energy, L.L.C. (NASDAQ: CPNO) announced today that it has supplemented its commodity risk management portfolio through the acquisition of additional put options and entry into additional swap agreements. As detailed in the attached schedule, Copano Energy purchased put options and entered into swaps for ethane, propane, iso-butane, normal butane, natural gasoline and purchased put options for West Texas Intermediate crude oil. These hedges were purchased from four investment grade counterparties and will be settled monthly beginning in July 2007 and ending December 2011. Copano Energy paid approximately $27 million for the newly-acquired put options.
     Houston-based Copano Energy, L.L.C. is a midstream natural gas company with natural gas gathering, intrastate pipeline and natural gas processing assets in Oklahoma and Texas.
     This press release may include “forward-looking statements” as defined by the Securities and Exchange Commission. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the company expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made by the company based on management’s experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. These statements include, but are not limited to statements with respect to future distributions. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the company, which may cause the company’s actual results to differ materially from those implied or expressed by the forward-looking statements. These risks include an inability to obtain new sources of natural gas supplies, the loss of key producers that supply natural gas to the company, key customers reducing the volume of natural gas and natural gas liquids they purchase from us, a decline in the price and market demand for natural gas and natural gas liquids, the incurrence of significant costs and liabilities in the future resulting from our failure to comply with new or existing environmental regulations or an accidental release of hazardous substances into the environment and other factors detailed in the company’s Securities and Exchange Commission filings.

SCHEDULE A
Copano Energy, L.L.C.
Summary of Commodity Hedges Acquired
(all hedges are settled monthly):
Purchased Purity Ethane Puts and entered into Swaps listed below:

	Put Strike	Put Volumes	Swap Price	Swap Volumes
	(per gallon)	Barrels/Day	(per gallon)	Barrels/Day
July- Dec 2007	$0.6960	2,000	$0.7300	2,000
Calendar 2008	$0.6250	2,900	$0.6525	1,300
Calendar 2009	$0.5900	2,200	$0.6025	1,100
Calendar 2010	$0.5550	1,600	$0.5700	500
Calendar 2011	$0.5300	1,700	$0.5450	500
Purchased TET Propane Puts and entered into Swaps listed below:

	Put Strike	Put Volumes	Swap Price	Swap Volumes
	(per gallon)	Barrels/Day	(per gallon)	Barrels/Day
July- Dec 2007	$1.0950	1,200	—	—
Calendar 2008	$1.0500	1,300	—	—
Calendar 2009	$0.9650	1,000	$1.0275	1,000
Calendar 2010	$0.9460	700	$0.9925	700
Calendar 2011	$0.9340	700	$0.9750	700
Purchased Non-TET Iso-Butane Puts and entered into Swaps listed below:

	Put Strike	Put Volumes	Swap Price	Swap Volumes
	(per gallon)	Barrels/Day	(per gallon)	Barrels/Day
Calendar 2009	$1.1600	100	$1.2425	100
Calendar 2010	$1.1145	100	$1.2025	100
Calendar 2011	$1.1100	100	$1.1850	100
Purchased Non-TET Normal Butane Puts and entered into Swaps listed below:

	Put Strike	Put Volumes	Swap Price	Swap Volumes
	(per gallon)	Barrels/Day	(per gallon)	Barrels/Day
July- Dec 2007	$1.2700	400	—	—
Calendar 2008	$1.2150	400	—	—
Calendar 2009	$1.1400	400	$1.2425	400
Calendar 2010	$1.1000	200	$1.2025	200
Calendar 2011	$1.0850	200	$1.1800	200
Purchased Non-TET Natural Gasoline Puts and entered into Swaps listed below:

	Put Strike	Put Volumes	Swap Price	Swap Volumes
	(per gallon)	Barrels/Day	(per gallon)	Barrels/Day
July- Dec 2007	$1.5650	200	$1.6600	400
Calendar 2008	$1.4850	300	$1.5850	300
Calendar 2009	$1.4400	200	$1.5400	200
Calendar 2010	$1.4080	300	—	—
Calendar 2011	$1.4100	300	—	—
Purchased WTI Crude Oil Puts listed below:

	Put Strike	Put Volumes
	(per gallon)	Barrels/Day
Calendar 2008	$60.00	700
Calendar 2009	$60.00	500
Calendar 2010	$60.00	400
Calendar 2011	$60.00	400